UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2006

Federal Realty Investment Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-07533	52-0782497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1626 East Jefferson Street, Rockville, Maryland	20852-4041
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (301) 998-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Federal Realty Investment Trust (the “Trust) entered into that certain Credit Agreement, dated as of July 28, 2006 (the “Agreement”), by and between the Trust, Wachovia Capital Markets LLC, Wachovia Bank, National Association, Eurohypo AG, New York Branch, PNC Bank, National Association, SunTrust Bank, U.S. Bank National Association, and each of the financial institutions initially a signatory to the Agreement together with their assignees pursuant to Section 12.5.(d) of the Agreement.

The Agreement replaces the Credit Agreement, dated as of October 8, 2003 (the “Old Agreement”), by and among the Trust, Wachovia Bank, National Association, Wachovia Capital Markets, LLC, Commerzbank AG, New York Branch, Wells Fargo Bank, National Association, Bank One, N.A., SunTrust Bank, and each of the financial institutions initially a signatory to the Old Agreement together with their assignees pursuant to Section 12.5(d) of the Old Agreement. The Old Agreement consisted of a $300.0 million revolving credit facility (the “Old Facility”) with a maturity date of October 8, 2006, subject to a one-year extension at the option of the Trust. Generally, various acquisitions of the Trust were initially financed by available cash and borrowings under the Old Facility. As of March 31, 2006, the Old Facility bore interest at LIBOR plus 75 basis points, and the spread over LIBOR was subject to adjustment based on our credit rating.

The Agreement consists of a $300.0 million unsecured revolving credit facility (the “New Facility”) with a maturity date of July 28, 2010, subject to a one-year extension at the option of the Trust. The New Facility initially bears interest at a rate of LIBOR plus 42.5 basis points, and the spread over LIBOR is subject to adjustment based on our credit rating.

The Agreement contains a number of restrictions on the Trust’s business, including, but not limited to, restrictions on the Trust’s ability to incur indebtedness, make investments, incur liens on the Trust’s properties, engage in certain transactions with the Trust’s affiliates, and engage in major transactions such as mergers. In addition, the Trust is subject to various financial maintenance covenants, including, but not limited to, a minimum fixed charge coverage ratio, a maximum secured indebtedness ratio, and a minimum unencumbered leverage ratio. The Agreement also contains affirmative covenants and events of default, including a cross default to the Trust’s other indebtedness and the occurrence of a change of control. The Trust’s failure to comply with these covenants, or the occurrence of an event of default, could result in acceleration of the Trust’s debt and other financial obligations under the Agreement.

Affiliates of Wachovia Capital Markets, LLC, PNC Bank, National Association, SunTrust Bank and U.S. Bank National Association served as the underwriters in connection with the Trust’s public offering of $120,000,000 of the Trust’s 6.00% Notes due 2012 and $130,000,000 of the Trust’s 6.20% Notes due 2017, which closed on July 17, 2006. In addition, affiliates of these entities have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to the Trust or its affiliates in the ordinary course of business for which they have received and may continue to receive customary fees and commissions.

The foregoing does not constitute a complete summary of the terms of the Agreement, which is attached hereto as Exhibit 10.1. The description contained herein of the terms of the Agreement is qualified in its entirety by reference to such exhibit.

Item 1.02.	Termination of a Material Definitive Agreement.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits

The following Exhibits are included in the Form 8-K:

Exhibit	Description of Exhibit

Exhibit 10.1	Credit Agreement, dated as of July 28, 2006, by and between Federal Realty Investment Trust, Wachovia Capital Markets LLC, Wachovia Bank, National Association and various other financial institutions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date: July 31, 2006	/s/ Dawn M. Becker
Dawn M. Becker
Executive Vice President-General Counsel and
Secretary

EXHIBIT INDEX

Exhibit	Description of Exhibit

Exhibit 10.1	Credit Agreement, dated as of July 28, 2006, by and between Federal Realty Investment Trust, Wachovia Capital Markets LLC, Wachovia Bank, National Association and various other financial institutions